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                                                               EXECUTION VERSION



                            HEALTHCARE COMMUNICATIONS
                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                   eLOT, INC.

                                 ADT SERVICES AG

                                       AND

                              GRINNELL CORPORATION
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.............................................................................................1

         1.1      Accounts........................................................................................1
         1.2      Adjustment......................................................................................2
         1.3      Affiliate.......................................................................................2
         1.4      Agreement.......................................................................................2
         1.5      Assignment and Assumption Agreement.............................................................2
         1.6      Assumed Leases..................................................................................2
         1.7      Assumed Liabilities.............................................................................2
         1.8      Basket..........................................................................................3
         1.9      Bill of Sale....................................................................................3
         1.10     Books and Records...............................................................................3
         1.11     Buyer...........................................................................................4
         1.12     Closing.........................................................................................4
         1.13     Closing Date....................................................................................4
         1.14     Code............................................................................................4
         1.15     Computer Telephony Business.....................................................................4
         1.16     Contracts.......................................................................................4
         1.17     Contract Net Asset Statement....................................................................5
         1.18     Contract Net Assets.............................................................................5
         1.19     Customer List...................................................................................5
         1.20     DCC.............................................................................................5
         1.21     Effective Time..................................................................................5
         1.22     eLottery........................................................................................5
         1.23     eLottery Business...............................................................................5
         1.24     Elpas Shares....................................................................................5
         1.25     Employee Benefit Plan...........................................................................5
         1.26     Employees.......................................................................................6
         1.27     Environmental Law(s)............................................................................6
         1.28     Environmental Permits...........................................................................6
         1.29     ERISA...........................................................................................7
         1.30     ERISA Affiliate.................................................................................7
         1.31     Excluded Assets.................................................................................7
         1.32     Excluded Intangibles............................................................................7
         1.33     Final Net Asset Statement.......................................................................8
         1.34     Final Net Assets................................................................................8
         1.35     Fixtures and Equipment..........................................................................8
         1.36     GAAP............................................................................................8
         1.37     Hazardous Substance(s)..........................................................................8
         1.38     Healthcare Communications Business..............................................................9
         1.39     Healthcare Communications Products..............................................................9
         1.40     Holdback Agreement..............................................................................9
         1.41     Holdback Amount.................................................................................9
         1.42     INFOSTAR/ILS Products...........................................................................9
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         1.43     Intangibles.....................................................................................9
         1.44     Interim Financial Statements...................................................................10
         1.45     Inventory......................................................................................10
         1.46     IP Assets......................................................................................11
         1.47     Knowledge......................................................................................11
         1.48     Law............................................................................................11
         1.49     License Agreement..............................................................................11
         1.50     Liens..........................................................................................11
         1.51     Material Adverse Effect........................................................................12
         1.52     Material Contracts.............................................................................12
         1.53     Net Assets.....................................................................................12
         1.54     Non-IP Assets..................................................................................12
         1.55     Permits........................................................................................12
         1.56     Permitted Liens................................................................................12
         1.57     Person.........................................................................................13
         1.58     Premises.......................................................................................13
         1.59     Prepaid Assets.................................................................................13
         1.60     Purchase Price.................................................................................13
         1.61     Purchased Assets...............................................................................13
         1.62     Release........................................................................................14
         1.63     Required Consents..............................................................................14
         1.64     Retained Liabilities...........................................................................14
         1.65     Seller.........................................................................................14
         1.66     Severed Employees..............................................................................14
         1.67     Tax or Taxes...................................................................................14
         1.68     Tax Return.....................................................................................15
         1.69     Transferred Employees..........................................................................15
         1.70     Year-End Financial Statements..................................................................15

ARTICLE II PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION..........................................................15

         2.1      Sale of Purchased Assets.......................................................................15
         2.2      Transfer or Sales Taxes........................................................................16
         2.3      Allocation of Purchase Price...................................................................16
         2.4      Post-Closing Adjustment........................................................................17
         2.5      Pro-ration of Property Taxes...................................................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................20

         3.1      Organization and Good Standing.................................................................20
         3.2      Foreign Qualification..........................................................................20
         3.3      Authorization; Enforceability..................................................................20
         3.4      Conflicts or Violations; Required Consents.....................................................21
         3.5      Litigation.....................................................................................21
         3.6      Compliance with Law............................................................................21
         3.7      Environmental Conditions.......................................................................22
         3.8      Permits........................................................................................22
         3.9      Taxes..........................................................................................23
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         3.10     Title to Purchased Assets......................................................................23
         3.11     Books and Records..............................................................................23
         3.12     Employment Agreements and Benefits.............................................................24
         3.13     Employee Matters...............................................................................24
         3.14     Fees and Expenses of Brokers and Others........................................................25
         3.15     Insurance......................................................................................26
         3.16     Intangibles....................................................................................26
         3.17     Inventory......................................................................................27
         3.18     Financial Statements...........................................................................28
         3.19     Real Properties................................................................................28
         3.20     Material Contracts.............................................................................29
         3.21     Product Liability and Recalls..................................................................31
         3.22     Customers and Suppliers........................................................................32
         3.23     Undisclosed Liabilities........................................................................32
         3.24     Restrictions on Business Activities............................................................32
         3.25     Accounts Receivable............................................................................33
         3.26     Ordinary Course of Business....................................................................33
         3.27     Disclaimers of Seller..........................................................................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................34

         4.1      Organization...................................................................................34
         4.2      Authorization; Enforceability..................................................................34
         4.3      No Conflict or Violation; Required Consents....................................................34
         4.4      No Litigation..................................................................................35
         4.5      Fees and Expenses of Brokers and Others........................................................35
         4.6      Financing......................................................................................35


ARTICLE V CERTAIN UNDERSTANDINGS AND AGREEMENTS..................................................................35

         5.1      Publicity......................................................................................35
         5.2      Employees......................................................................................36
         5.3      WARN Act.......................................................................................37
         5.4      Benefit Obligations............................................................................38
         5.5      Bulk Transfers Laws............................................................................40
         5.6      Third Party Consents...........................................................................41

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER......................................................41

         6.1      Compliance With Law............................................................................41
         6.2      Accuracy of Representations and Warranties.....................................................41
         6.3      Proceedings and Instruments Satisfactory.......................................................41
         6.4      No Litigation..................................................................................42
         6.5      Seller's Performance...........................................................................42
         6.6      Deliveries at Closing..........................................................................42

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER....................................................42

         7.1      Compliance with Law............................................................................42
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         7.2      Accuracy of Representations and Warranties.....................................................43
         7.3      Proceedings and Instruments Satisfactory.......................................................43
         7.4      No Litigation..................................................................................43
         7.5      Buyer's Performance............................................................................44
         7.6      Deliveries at Closing..........................................................................44


ARTICLE VIII ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.......................................................44

         8.1      Seller's Indemnity.............................................................................44
         8.2      Buyer's Indemnity..............................................................................46
         8.3      Limitations on Indemnification.................................................................47
         8.4      Indemnity Amounts to be Computed on After-Tax Basis............................................48
         8.5      Litigation Support.............................................................................48
         8.6      Post-Closing Cooperation.......................................................................49
         8.7      Taxes..........................................................................................49
         8.8      Books and Records; Personnel...................................................................49
         8.9      Covenant Not to Compete........................................................................51

ARTICLE IX [INTENTIONALLY DELETED]...............................................................................52

ARTICLE X MISCELLANEOUS..........................................................................................52

         10.1     Entire Agreement; Amendment....................................................................52
         10.2     Expenses.......................................................................................53
         10.3     Governing Law; Consent to Jurisdiction.........................................................53
         10.4     Assignment.....................................................................................53
         10.5     Notices........................................................................................54
         10.6     Counterparts; Headings.........................................................................55
         10.7     Severability...................................................................................55
         10.8     No Reliance....................................................................................55
         10.9     Interpretation.................................................................................55
         10.10    Specific Performance...........................................................................56
         10.11    Further Assurances.............................................................................56
         10.12    Waiver of Jury Trial...........................................................................56
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                             SCHEDULES AND EXHIBITS

SCHEDULE            DESCRIPTION
--------            -----------

1.6(a)              Assumed Leases for Real Property
1.6(b)              Assumed Leases for Equipment
1.16                Contracts
1.26                Employees
1.32                Excluded Intangibles
1.33                Fixtures and Equipment
1.39                Healthcare Communications Products
1.44                Interim Financial Statements
1.58                Premises
1.64                Retained Liabilities
1.70                Year-End Financial Statements
2.3                 Allocation of Purchase Price
2.4                 Contract Net Asset Statement
3.2                 Foreign Qualifications
3.4(a)              Conflicts or Violations
3.4(b)              Required Consents
3.5                 Litigation
3.6                 Compliance with Law
3.7                 Environmental Conditions
3.9                 Taxes
3.12                Employment Agreements and Benefits
3.13(a)             Independent Contractors
3.13(b)             Employment Matters
3.13(c)             Collective Bargaining Arrangements
3.13(d)             Employees
3.16                Potential Pending Infringement Actions
3.19                Real Property Leases
3.20                Material Contracts
3.21                Threatened Recalls
3.22                Customers and Suppliers
3.23                Undisclosed Liabilities
3.26                Ordinary Course of Business
4.3                 Required Consents

EXHIBIT
-------

A        Assignment and Assumption Agreement
B        Bill of Sale
C        Holdback Agreement
D        License Agreement

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
                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, made as of July 21, 2000, by and between eLOT, Inc., a Virginia corporation ("Seller"), Grinnell Corporation, a Delaware corporation ("Grinnell"), and ADT Services AG, a Switzerland corporation ("ADT" and, together with Grinnell, the "Buyer"), provides as follows:

                                    RECITALS

         WHEREAS, one of the businesses engaged in by Seller is the Healthcare Communications Business, as defined herein;

         WHEREAS, Seller desires to sell certain of its assets and be relieved of certain of its liabilities that are employed by Seller in operating the Healthcare Communications Business, and Buyer desires to purchase those assets and assume those liabilities.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1      Accounts.

         "Accounts" shall mean all accounts receivable, notes receivable and associated rights (including, without limitation, amounts due from vendors, all security deposits, letters of credit and security interests in collateral) arising from the sale of goods and services of the Healthcare
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Communications Business and outstanding as of the Effective Time, but excluding the Excluded Assets.


         1.2      Adjustment.


         "Adjustment" shall have the meaning set forth in Section 2.4.

         1.3      Affiliate.

         "Affiliate" shall mean, with respect to any Person, any Person or entity, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         1.4      Agreement.

         "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         1.5      Assignment and Assumption Agreement.

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement between Seller and Buyer attached hereto as Exhibit A.

         1.6      Assumed Leases.

         "Assumed Leases" shall mean those leases for all facilities used by the Healthcare Communications Business and listed on Schedule 1.6(a) hereto and those equipment leases listed on Schedule 1.6(b) hereto.

         1.7      Assumed Liabilities.

         "Assumed Liabilities" shall mean the following liabilities and obligations relating to the Healthcare Communications Business: (i) the Assumed Leases listed on Schedule 1.6(a) and


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Schedule 1.6(b), (ii) all trade account payables and accrued liabilities related to the Healthcare Communications Business, (iii) all obligations and liabilities with respect to all Contracts, (iv) all warranty obligations and liabilities relating to the Healthcare Communications Business, (v) all obligations of Seller with respect to the Transferred Employees and Severed Employees set forth in Sections 5.2, 5.3 and 5.4, (vi) all liabilities and obligations arising prior to the Effective Time in the ordinary course of the Healthcare Communications Business consistent with past practice reflected on the Final Net Asset Statement, other than Retained Liabilities, and (vii) all liabilities and obligations of the Healthcare Communications Business that arise after the Effective Time.

         1.8      Basket.

         "Basket" shall have the meaning assigned to it in Section 8.3(a).

         1.9      Bill of Sale.

         "Bill of Sale" shall mean the bill of sale attached hereto as Exhibit
B.

         1.10     Books and Records.

         "Books and Records" shall mean original or true and complete copies of the Customer List and all the books, records, files, data and information of Seller relating to the Healthcare Communications Business, including, without limitation, all customer lists, financial and accounting records (excluding all Tax Returns other than property Tax Returns), purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources and all other general correspondence, records, books and files relating to the Healthcare Communications Business; provided, however, that with respect to the INFOSTAR/ILS Products, "Books and Records" shall include only those books, records, files, data and information of Seller that are necessary for Buyer to meet its obligations under the Contracts.


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         1.11 Buyer.

         "Buyer" shall mean together, Grinnell Corporation, a Delaware corporation, and ADT Services AG, a Swiss corporation.

         1.12     Closing.

         "Closing" shall mean the meeting of the parties held at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, on the Closing Date, at 10:00 a.m. Eastern Daylight Time, or such other time and place as the parties may mutually agree in writing.

         1.13     Closing Date.

         "Closing Date" shall mean the date of this Agreement, or such other date as the parties may mutually agree in writing.

         1.14     Code.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, and any predecessor thereto.

         1.15     Computer Telephony Business.

         "Computer Telephony Business" shall mean the business conducted by the computer telephony division sold by Seller to a wholly owned subsidiary of Inter-Tel, Incorporated effective January 1, 2000.

         1.16     Contracts.

         "Contracts" shall mean those contracts, agreements, blanket and other purchase orders, sales orders, license agreements, relationships and commitments and invoices related thereto, to which the Seller on behalf of the Healthcare Communications Business is a party being specifically listed on Schedule 1.16 hereto.


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         1.17     Contract Net Asset Statement.

         "Contract Net Asset Statement" shall have the meaning assigned to it in
Section 2.4.

         1.18     Contract Net Assets.

         "Contract Net Assets" shall mean the value of the Net Assets as of May 31, 2000.

         1.19     Customer List.

         "Customer List" shall mean the customer list of the Healthcare Communications Business delivered by Seller to Buyer prior to Closing.

         1.20     DCC.

         "DCC" shall mean Dialogic Communications Corporation, a Tennessee corporation.

         1.21     Effective Time.

         "Effective Time" shall mean 11:59 p.m. Eastern time, on the Closing
Date.

         1.22     eLottery.

         "eLottery" shall mean eLottery, Inc., a wholly-owned subsidiary of Seller, and its predecessor entity, Unistar Gaming Corp., and its wholly-owned subsidiary, UniStar Entertainment, Inc.

         1.23     eLottery Business.

         "eLottery Business" shall mean the business as conducted by eLottery as of the date of the Agreement, and as it historically has been conducted or may be conducted in the future, including all developments and extensions thereof.

         1.24     Elpas Shares.

         "Elpas Shares" shall mean Seller's equity interest in Elpas Electro-Optic Systems, Ltd.

         1.25     Employee Benefit Plan.


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         "Employee Benefit Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA and any other plans that provide compensation or other benefits, whether or not subject to ERISA, to any present or former Employee or any dependent or beneficiary thereof.

         1.26     Employees.

         "Employees" shall mean the employees of Seller necessary for the operation of the Healthcare Communications Business as listed on Schedule 1.26 hereto.

         1.27     Environmental Law(s).

         "Environmental Law(s)" means all federal, state or local law (including common law), statute, ordinance, rule, regulation, code, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substance Control Act, 15 U.S.C.
Section 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

         1.28     Environmental Permits.

         "Environmental Permits" means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.


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
         1.29     ERISA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.30     ERISA Affiliate.

         "ERISA Affiliate" shall mean each entity that is a member of a controlled group or affiliated service group of which Seller is a member or that is under common control with Seller (within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code).

         1.31     Excluded Assets.

         "Excluded Assets" shall mean (i) all cash and cash equivalents, (ii) the Elpas Shares, (iii) the shares and options to purchase shares of DCC owned by Seller, (iv) the Excluded Intangibles, (v) rights to Tax refunds, reductions and credits with respect to all time periods prior to the Closing Date and (vi) all other assets of Seller not used primarily in connection with the Healthcare Communications Business and not reflected on the Interim Balance Sheet or the Final Net Asset Statement.

         1.32     Excluded Intangibles.

         "Excluded Intangibles" shall mean all inventions, patents and patent applications, all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; all trade secrets and confidential business information (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals); all computer software and source


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
code (including hard copy and soft copy as well as all data and related documentation); all financial models; all accounting systems, and all other intellectual or industrial property solely used in connection with the INFOSTAR/ILS Products and the design, development, manufacture, marketing, sale, service and maintenance of INFOSTAR/ILS Products, including without limitation those listed on Schedule 1.32.

         1.33     Final Net Asset Statement.

         "Final Net Asset Statement" shall have the meaning assigned to it in
Section 2.4.

         1.34     Final Net Assets.

         "Final Net Assets" shall have the meaning assigned to it in Section
2.4.

         1.35     Fixtures and Equipment.

         "Fixtures and Equipment" shall mean all tangible assets (other than Inventory) owned by Seller, associated with or used in the ordinary course of the Healthcare Communications Business and located on the Premises, including, without limitation, those items listed on Schedule 1.33.

         1.36     GAAP.

         "GAAP" shall mean generally accepted accounting principles as of the date of this Agreement as applied by Seller in a manner consistent with prior periods.

         1.37     Hazardous Substance(s).

         "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, polychlorinated biphenyls, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Laws.


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
         1.38     Healthcare Communications Business.

         "Healthcare Communications Business" shall mean the development, manufacture, selling and servicing of the Healthcare Communications Products, as conducted by Seller as of the date of the Agreement, and as it historically has been conducted (except the sale of telephone and related systems formerly manufactured by the Computer Telephony Business), excluding the eLottery Business.

         1.39     Healthcare Communications Products.

         "Healthcare Communications Products" shall mean all products of the Healthcare Communications Business including, but not limited to those listed on
Schedule 1.39, including any predecessor and updated versions thereof and extensions, modifications and developments thereof, including the INFOSTAR/ILS Products.

         1.40     Holdback Agreement.

         "Holdback Agreement" shall mean the Holdback Agreement between Grinnell and Seller attached hereto as Exhibit C .

         1.41     Holdback Amount.

         "Holdback Amount" shall have the meaning assigned to it in Section 2.1(e).

         1.42     INFOSTAR/ILS Products

         "INFOSTAR/ILS Products" shall mean the INFOSTAR/ILS (TM) infrared locating systems products of Seller, and all proprietary parts and components thereof, except the Excluded Intangibles.

         1.43     Intangibles.

         "Intangibles" means all United States and foreign patents, patent applications, licenses, trademarks (whether registered or unregistered), service marks, trade names, brand names, logos,


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
copyrights and any applications therefor, and any other proprietary rights, including, without limitation, know-how, inventions, discoveries and improvements, shop rights, processes, methods and formulae, trade secrets, product drawings, specifications, designs and other technical information owned by or licensed to Seller relating to the Healthcare Communications Business and all of the goodwill associated with the foregoing. Intangibles shall specifically exclude the Excluded Intangibles and all inventions, patents and patent applications, all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; all trade secrets and confidential business information (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals); all computer software and source code (including hard copy and soft copy as well as all data and related documentation); all financial models; all accounting systems, and all other intellectual or industrial property used in or otherwise related to the eLottery Business.

         1.44     Interim Financial Statements.

         "Interim Financial Statements" shall mean the pro forma (i) balance sheet of the Healthcare Communications Business as of May 31, 2000 and (ii) income statement of the Healthcare Communications Business for the three months ended March 31, 2000, attached hereto as Schedule 1.44.

         1.45     Inventory.


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         "Inventory" shall mean all of Seller's inventories, including, without limitation, finished goods, work-in-process, raw materials, supplies and other materials, of finished goods related to the Healthcare Communications Business.

         1.46     IP Assets.

         "IP Assets" shall have the meaning assigned to it in Section 2.1(c) hereof.

         1.47     Knowledge.

         "Knowledge" as to Seller shall mean the actual knowledge of the Chief Executive Officer; Chief Financial Officer; Executive Vice Presidents; Senior Vice President, Law and Administration; Vice President, Operations; Vice President, Business Development, International and Strategic Alliances; and Senior Director, Business and Legal Affairs. "Knowledge" as to Buyer shall mean the actual knowledge of the Vice Presidents of Buyer.

         1.48     Law.

         "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         1.49     License Agreement.

         "License Agreement" shall mean the License Agreement to be entered into as of the Closing Date between ADT and Seller attached hereto as Exhibit D.

         1.50     Liens.

         "Liens" shall mean all liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens.


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
         1.51     Material Adverse Effect.

         "Material Adverse Effect" shall mean an effect or series of related effects that individually or in the aggregate is materially adverse to the business, results of operations or financial condition of the Healthcare Communications Business.

         1.52     Material Contracts.

         "Material Contracts" shall have the meaning assigned to it in Section
3.20 hereof.

         1.53     Net Assets.

         "Net Assets" shall mean an amount equal to the amount of the Purchased Assets less the amount of the Assumed Liabilities.

         1.54     Non-IP Assets.

         "Non-IP Assets" shall have the meaning assigned to it in Section 2.1(c) hereof.

         1.55     Permits.

         "Permits" shall mean all governmental approvals, authorizations, registrations, permits and licenses owned by Seller that (i) are used in the operation of the Healthcare Communications Business and (ii) are transferable in accordance with their terms; provided, however, that with respect to the INFOSTAR/ILS Products, "Permits" shall include only those governmental approvals, authorizations, negotiations, permits and licenses owned by Seller in connection with the INFOSTAR/ILS Products that are necessary for Buyer to meet its obligations under the Contracts.

         1.56     Permitted Liens.

         "Permitted Liens" shall mean Liens for Taxes not yet due and payable and encumbrances that individually or in the aggregate would not have a Material Adverse Effect.


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         1.57     Person.

         "Person" shall mean any individual, corporation, proprietorship, partnership, limited liability company, trust or other legal entity.

         1.58     Premises.

         "Premises" shall mean the real property and improvements leased or subleased by the Seller and used in the operation of the Healthcare Communications Business, as described on Schedule 1.58 attached hereto.

         1.59     Prepaid Assets.

         "Prepaid Assets" shall mean all prepaid expenses and deposits of Seller used in the operation of the Healthcare Communications Business.

         1.60     Purchase Price.

         "Purchase Price" shall mean $5,000,000 in cash plus the Holdback Amount, subject to adjustment pursuant to Section 2.4 hereof.

         1.61     Purchased Assets.

         "Purchased Assets" shall mean all of the assets used in or necessary to the operation of the Healthcare Communications Business, including but not limited to:

                  (a)      the Accounts;

                  (b)      the Assumed Leases;

                  (c)      the Books and Records;

                  (d)      the Contracts;

                  (e)      the Customer List;

                  (f)      the Fixtures and Equipment;

                  (g)      the Intangibles;

                  (h)      the Inventory;

                  (i)      the Permits; and

                  (j)      the Prepaid Assets,

but shall specifically exclude the Excluded Assets.

         1.62     Release.

         "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the environment.

         1.63     Required Consents.

         "Required Consents" shall mean the consents required to be obtained to permit the transfer of the Purchased Assets and the assignment of the Assumed Liabilities pursuant to this Agreement as set forth on Schedule 3.4(b) and
Schedule 4.3.

         1.64     Retained Liabilities.

         "Retained Liabilities" shall mean the liabilities listed on Schedule 1.64.

         1.65     Seller.

         "Seller" shall mean eLOT, Inc., a Virginia corporation.

         1.66     Severed Employees.

         "Severed Employees" shall have the meaning assigned to it in Section
5.2.

         1.67     Tax or Taxes.

         "Tax" or "Taxes" shall mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatever imposed by any governmental authority, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

         1.68     Tax Return.

         "Tax Return" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

         1.69     Transferred Employees.

         "Transferred Employees" shall have the meaning assigned to it in
Section 5.2.

         1.70     Year-End Financial Statements.

         "Year-End Financial Statements" shall mean the pro forma (i) balance sheets of the Healthcare Communications Business as of December 31, 1999 and
(ii) income statements of the Healthcare Communications Business for the year ended December 31, 1999, attached hereto as Schedule 1.70.

                                   ARTICLE II
                  PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION

         2.1      Sale of Purchased Assets.

                  (a) At the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer the Purchased Assets, free and clear of all liens, claims, mortgages or encumbrances, except for Permitted Liens. Seller will execute and deliver the Bill of Sale and such other documents of transfer and assignment as may be necessary to consummate the foregoing.

                  (b) At the Closing, Buyer shall purchase or assume the Purchased Assets and in full payment therefor, subject to Section 2.1 (e) hereof, (i) shall assume and agree to discharge all of Seller's obligations under the Assumed Liabilities and (ii) shall pay Seller by wire transfer in immediately available funds an amount equal to the Purchase Price. Grinnell shall pay the

Seller Five Million Three Hundred Thousand Dollars ($5,300,000) of the Purchase Price for the Non-IP Assets and ADT shall pay Seven Hundred Thousand Dollars ($700,000) of the Purchase Price for the IP Assets.

                  (c) The parties acknowledge and agree that on the Closing Date, subject to the conditions set forth herein, (i) all of the Intangibles and the goodwill associated therewith (the "IP Assets") shall be conveyed to ADT; and (ii) all of the Purchased Assets other than Intangibles (the "Non-IP Assets"), shall be conveyed to Grinnell.

                  (d) The parties acknowledge and agree that on the Closing Date, subject to the conditions set forth herein, (i) all of the Assumed Liabilities related to the Non-IP Assets shall be assumed by Grinnell, and (ii) all of the Assumed Liabilities related to the IP Assets shall be assumed by ADT.

                  (e) A portion of the Purchase Price, in the amount of One Million Dollars ($1,000,000), shall constitute the Holdback Amount and shall be held by Buyer and paid to Seller pursuant to and in accordance with the terms of the Holdback Agreement.

         2.2      Transfer or Sales Taxes.

         Buyer and Seller shall share equally all sales, stamp, recordation, transfer and similar Taxes arising out of, or related to, the transactions contemplated by this Agreement.

         2.3      Allocation of Purchase Price.

         The Purchase Price (as adjusted pursuant to Section 2.4 hereof) and the Assumed Liabilities (to the extent they constitute part of the amount realized by Seller for federal income tax purposes) shall be allocated among the Purchased Assets and the covenant not to compete provided in Section 8.9 hereof in accordance with Schedule 2.3 hereto. This allocation shall be adjusted promptly after determination of the Adjustment to the extent necessary to reflect the

Adjustment. This allocation (as so adjusted) is intended to comply with the requirements of Section 1060 of the Code and, unless otherwise required by a determination within the meaning of Section 1313 of the Code, no party shall take any position inconsistent with this allocation for income tax purposes, except that Buyer's cost for the Purchased Assets and Seller's amount realized may differ from the amount so allocated to the extent necessary to reflect transaction costs not reflected in the amount allocated hereunder.

         2.4      Post-Closing Adjustment.

                  (a) The Holdback Amount will be adjusted in accordance with
Section 2.4(b) following the Closing to the extent that the Net Assets of the Healthcare Communications Business as of the Closing Date (the "Final Net Assets") shown upon the Final Net Asset Statement (as hereinafter defined) differs from the Net Assets of the Healthcare Communications Business at May 31, 2000 (the "Contract Net Assets") shown upon the statement set forth in Schedule 2.4(a) attached hereto (the "Contract Net Asset Statement"). The Final Net Asset Statement will be prepared by Buyer from the books of account of the Healthcare Communications Business as of the Closing Date. The Final Net Asset Statement shall be prepared in accordance with GAAP, consistent with the practices of Seller used in the preparation of the Contract Net Asset Statement. Seller will deliver a statement showing the Final Net Assets (the "Final Net Asset Statement") to Buyer not later than 60 days after the Closing Date. Buyer will give representatives of Seller access to the premises of the Healthcare Communications Business, to its books and records and to the appropriate personnel of Buyer for purposes of preparing the Final Net Asset Statement. Unless Buyer notifies Seller in writing that it disagrees with the Final Net Asset Statement within 45 days after receipt thereof, the Final Net Asset Statement shall be conclusive and binding on Buyer and Seller. Disputes shall be limited to arithmetical errors or inconsistencies arising from the failure of the Final Net Asset Statement to be prepared in accordance with GAAP consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed by Seller in preparation of the Contract Net Asset Statement. If Buyer notifies Seller in writing of its disagreement with the Final Net Asset Statement within such 45-day period, then Buyer and Seller shall attempt to resolve their differences with respect thereto within 30 days after Seller's receipt of Buyer's written notice of disagreement. Any dispute regarding the Final Net Asset Statement not resolved by Buyer and Seller within such 30-day period will be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by an accounting firm of national reputation selected by lot after eliminating Seller's and Buyer's principal outside accountants and one additional firm designated as objectionable by each of Seller and Buyer. In resolving any disputed item, the accounting firm so selected may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The determination by the accounting firm so selected of the Final Net Asset Statement and the Final Net Assets (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon the parties. The fees and disbursements of the accounting firm under this
Section 2.4(a) will be borne by Buyer if the Final Net Assets finally determined pursuant to this Section 2.4(a) shall be 100% or greater than 100% of the Final Net Assets reflected on the Final Net Asset Statement originally submitted to Buyer by Seller pursuant to Section 2.4(a) hereof and will be borne by Seller if the Net Asset Value finally determined pursuant to this Section 2.4(a) shall be less than 100% of the Final Net Assets reflected on the Final Net Asset Schedule originally submitted to Buyer by Seller pursuant to Section 2.4(a) hereof.

                  (b) If the Final Net Assets are less than the Contract Net Assets, then the Holdback Amount shall be reduced by an amount equal to the amount by which the Final Net Assets are less than the Contract Net Assets, up to the amount of the Holdback Amount. If the Final Net Assets are greater than the Contract Net Assets, then Buyer shall pay to Seller an amount equal to the amount by which the Final Net Assets are greater than Contract Net Assets. Payment shall be made by the party obligated to make such payment not more than 5 business days following the determination of the Final Net Assets pursuant to
Section 2.4(a) hereof, and the amount of such payment shall bear interest from the Closing Date to the date of payment at the simple interest rate of six percent (6%).

         2.5      Pro-ration of Property Taxes.

         The Final Net Asset Statement is to reflect (i) prepaid property Taxes as an asset and (ii) accrued property Taxes payable by the person who is the owner of the property after the Closing Date as a liability. The parties agree that all property Taxes (including, without limitation, property Taxes payable by the tenant or lessee under any lease) will be pro-rated as of the Closing Date and that, notwithstanding any other provision of this Agreement, the economic burden of any property Tax will be borne by Seller for all periods (or portions thereof) through the Closing Date ("Pre-Closing Period") and by Buyer for all periods (or portions thereof) after the Closing Date ("Post-Closing Period"). Accordingly, notwithstanding any other provision of this Agreement,
(i) if Seller pays a property Tax with respect to a Post-Closing Period, Buyer will reimburse Seller upon demand for the amount of such property Tax to the extent it is not reflected as an asset on the Final Net Asset Statement; and
(ii) if Buyer pays a property Tax with respect to a Pre-Closing Period, Seller will reimburse Buyer upon demand for the amount of such property Tax to the extent it is not reflected as a liability on the Final Net Asset Statement.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1      Organization and Good Standing.

         Seller is a corporation duly organized, validly existing and in good standing under laws of the Commonwealth of Virginia and has full corporate power and authority to enter into and perform its obligations hereunder. Seller has full corporate power to carry on the Healthcare Communications Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.

         3.2      Foreign Qualification.

         Schedule 3.2 attached hereto lists each foreign jurisdiction where Seller is qualified to do business as a foreign corporation and is in good standing. There is no jurisdiction where the failure of Seller to qualify to do business as a foreign corporation would have a Material Adverse Effect.

         3.3      Authorization; Enforceability.

         The execution, delivery and performance by Seller of this Agreement and of all of the documents and instruments contemplated hereby to which it is a party are within the corporate power of Seller and have been duly authorized by all necessary corporate action of Seller. This Agreement is, and the other documents and instruments required hereby to which Seller is a party will be, when executed and delivered by Seller and the parties thereto, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

         3.4      Conflicts or Violations; Required Consents.

         Except as set forth in Schedule 3.4(a) attached hereto, the execution, delivery and performance of this Agreement by Seller do not violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, as the case may be, any Law, judgment, order or decree binding on Seller, or any Contract, Assumed Lease, mortgage, deed of trust, indenture, Permit, license, franchise, commitment, authorization or concession, or other agreement or instrument to which Seller is a party or by which it is bound.

         Except as set forth on Schedule 3.4(b) hereto, no consent of any Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller.

         3.5      Litigation.

         Except as set forth on Schedule 3.5 hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Seller, proposed or threatened against Seller, relating to the Healthcare Communications Business, the Purchased Assets, the Assumed Liabilities, this Agreement or the transactions contemplated by this Agreement.

         3.6      Compliance with Law.

         Except as set forth on Schedule 3.6 hereto, the conduct of the Healthcare Communications Business, the use of the Purchased Assets and performance under the Contracts by Seller has not, since January 1, 1999, and currently does not violate or conflict with any Law that could reasonably be expected to have a Material Adverse Effect.

         3.7      Environmental Conditions.

                  (a) Except as disclosed in Schedule 3.7 attached hereto and made a part hereof, the Seller has obtained all Environmental Permits that are required for the lawful operation of its business. Seller (i) is in material compliance with all terms and conditions of its Environmental Permits and with any applicable Environmental Law, and (ii) has not received written notice of any material violation by or material claim against the Business under any Environmental law.

                  (b) Except as disclosed in Schedule 3.7 hereof, there have been no Releases, or threatened Releases of any Hazardous Substances by Seller into, on or under any of the properties owned or operated (or formerly owned or operated) by Seller in respect of the Healthcare Communications Business, in any case in such a way as to create any liability that would have a Material Adverse Effect (including the costs of investigation and remediation) under any applicable Environmental Law.

                  (c) Except as disclosed in Schedule 3.7 hereof, to Seller's Knowledge, Seller has not been identified as a potentially responsible party at any federal or state National Priority List ("Superfund") site.

                  (d) Except as disclosed in Schedule 3.7 hereof, no lawsuits or administrative enforcement or environmental cleanup proceedings are pending with respect to the condition or operation of the Premises.

         3.8      Permits.

         The Permits represent all material permits required to operate the Healthcare Communications Business as currently conducted by Seller that are transferable in accordance with their terms; provided, however, that Buyer acknowledges that, with respect to the ILS

Products, the Permits only include such permits as are necessary to perform the obligations under certain of the Contracts. The Permits are in full force and effect, and have been and are being complied with in all material respects. Seller agrees to use its commercially reasonable efforts to assist Buyer in effecting the renewal or transfer to Buyer of the Permits.

         3.9      Taxes.

                  (a) Except as otherwise provided in this Agreement, Seller has paid or will pay when due or finally settled all Taxes relating to the Healthcare Communications Business or to the Purchased Assets which are or become due and payable for all periods up to the Closing Date. Seller has properly filed (in all material respects) on a timely basis, or so will file, when due, all Tax Returns relating to the Healthcare Communications Business for all periods up to the Closing Date.

                  (b) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Purchased Assets.

                  (c) Except as set forth on Schedule 3.9 hereto, no taxing authority has asserted any claim for the assessment of any such Tax liability. Seller is not a foreign person for purposes of Section 1445(b)(2) of the Code.

         3.10     Title to Purchased Assets.

         Seller owns or has a leasehold interest in all of the Purchased Assets free and clear of all Liens, except Permitted Liens. The Purchased Assets constitute all personal property and the Intangibles, subject to execution of the License Agreement, necessary in the operation of the Healthcare Communications Business as presently conducted.

         3.11     Books and Records.

         The Books and Records reflect all material financial and accounting records, purchase orders and invoices, sales orders and sales order log books and credit and collection records relating to the Healthcare Communications Business since January 1, 1998. The Books and Records are complete and correct in all material respects and have been maintained in accordance with sound business practices.

         3.12     Employment Agreements and Benefits.

         Schedule 3.12 hereto is a true and complete list of all existing agreements relating to the terms and conditions of employment, including compensation and other benefits of (i) present Employees of Seller and (ii) the dependents or beneficiaries of any such Persons, including, without limitation, collective bargaining agreements and the Employee Benefit Plans.

         Seller has provided to Buyer copies of its Employee Benefit Plans set forth on Schedule 3.12.

         Each Employee Benefit Plan, if any, which Buyer will assume or from which assets and benefit liabilities will be transferred to a plan of Buyer has been administered substantially in accordance with its terms and the requirements of applicable Law. No action, suit or claim (other than routine claims for benefits) has been filed with respect to any such Employee Benefit Plan.

         3.13     Employee Matters.

         All of the Employees are employed by Seller. The Employees constitute all employees that are primarily engaged on the date of this Agreement in the operation of the Healthcare Communications Business.

         All of the material independent contractors currently engaged by Seller in the conduct of the Healthcare Communications Business are set forth on
Schedule 3.13(a) hereto and such
independent contractors are all of the material independent contractors engaged in the operation of the Healthcare Communications Business on the date of this Agreement. To Seller's Knowledge, Seller is in compliance with all applicable federal and state laws respecting employment, wages and hours with respect to the Employees, the noncompliance with which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13(b) hereto, no complaints have been filed against Seller with any federal, state, or local court or agency having jurisdiction over such matters alleging that Seller has violated any Law governing employment discrimination (of any kind), labor-management relations, wages and hours, safety and health, immigration, contracting with government, or any common law dealing with employment. Except as set forth on Schedule 3.13(b) hereto, no former employee of the Healthcare Communications Business has filed any suit alleging wrongful termination.

         Except as set forth on Schedule 3.13(c) attached hereto, with respect to the Employees, Seller is not a party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor is any Employee represented by any labor union or similar association. Except as set forth on Schedule 3.13(c) attached hereto, to Seller's Knowledge, there are no formal union organizational campaigns or representation proceedings underway or formally threatened with respect to any Employee nor are there any existing or threatened labor strikes, work stoppages, slowdowns, disputes, grievances, unfair labor practice charges, labor arbitration proceedings or other disturbances affecting any Employee.
Schedule 3.13(d) hereto contains a true and complete list of the names and titles and total compensation for the preceding fiscal year for Employees who have an annual total compensation equal to or greater than $100,000.

         3.14 Fees and Expenses of Brokers and Others.

         Seller is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Seller has retained Wasserstein Perella & Co., Inc. to represent it in connection with such transactions. Pursuant to a separate agreement with Seller, Wasserstein Perella & Co., Inc. will be paid a fee upon the consummation of the transactions contemplated by this Agreement. Such fee and all other fees and expenses (including attorneys' and accountants' fees) of Seller in connection with the transactions contemplated herein shall be the responsibility of Seller.

         3.15 Insurance.



         All of the insurable Purchased Assets are insured for the benefit of Seller or are self-insured by Seller in accordance with Seller's past practices in the conduct of the Healthcare Communications Business in amounts and against risks reasonably deemed adequate by Seller. Seller has not been denied insurance or suffered the cancellation of any insurance with respect to the Healthcare Communications Business in the past five years.

         3.16 Intangibles.



         Seller owns exclusively or has the right to use, pursuant to license, sublicense, agreement or permission, all Intangibles except where the failure to own exclusively or have the exclusive right to use such Intangible or Intangibles could not reasonably be expected to have a Material Adverse Effect. Each item of Intangibles will be owned or available for use by Buyer on substantially identical terms and conditions immediately subsequent to the Closing. To Seller's Knowledge, Seller has taken all necessary or appropriate action to maintain and protect each item of Intangibles material to the conduct of the Healthcare Communications Business that it owns and no owned item of Intangibles has been abandoned except where such abandonment could not reasonably be expected to have a Material Adverse Effect. Each item of Intangibles used by Seller pursuant to license or other authorization of a third party is used with the authorization of such third party and, to the Knowledge of Seller, every other claimant of such Intangibles thereto. To Seller's Knowledge and except as set forth in Schedule 3.16: (i) Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party;
(ii) Seller has not received any pending or unresolved charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party); and (iii) no third party currently is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intangibles rights of Seller. To the Knowledge of Seller, all products manufactured, distributed and sold by Seller in the conduct of the Healthcare Communications Business as presently conducted do not infringe any intellectual property rights held or owned by any third party and, to the Knowledge of Seller, none of the Intangibles held or owned by Seller is being infringed upon by others or has been the subject of dispute, whether or not resulting in litigation, except for orders, rulings, decrees, judgments, stipulations, alleged infringements or disputes set forth in Schedule 3.16 hereto.

         3.17 Inventory.



         The Inventory constitutes all finished goods used in or related to the conduct of the Healthcare Communications Business. The Inventory as reflected in the Interim Financial Statements are carried at an amount not in excess of the lower of cost or net realizable value.

         3.18 Financial Statements.



                  (a) The Consolidated Statements of Operations of Seller for the three months ended March 31, 2000 have previously been delivered to Buyer and were prepared in accordance with GAAP.

                  (b) The Consolidated Statements of Operations of Seller for the years ended December 31, 1999 and 1998 (collectively, the "Audited Financial Statements") have previously been delivered to Buyer and were prepared in accordance with GAAP. The Audited Financial Statements present fairly the financial condition and results of operations of Seller as of the dates, and for the periods indicated. The Year-End Financial Statements have been derived from the Audited Financial Statements in accordance with the methodology of the Report of Independent Public Accountants attached to the Audited Financial Statements.

         3.19 Real Properties.



         Schedule 3.19 attached hereto sets forth a complete and correct list of all leases pursuant to which Seller leases real property as lessee or lessor. Except as set forth in Schedule 3.19 hereto, Seller has or will have at the Closing valid leasehold interests in all real properties listed in Schedule 3.19 hereto as leased by it, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections other than (i) liens not yet due and delinquent for current taxes, assessments or governmental charges, and (ii) those which do not, individually or in the aggregate, materially interfere with the use of the real properties or materially detract from their value. Seller enjoys peaceful and undisturbed possession under all real property leases listed in Schedule 3.19 hereto (the "Real Property Leases"). The lease of real property by Seller or the use thereof, as presently used by the Healthcare Communications Business, does not violate any local zoning or similar land use laws or governmental regulations where such violation would have a Material Adverse Effect. Seller is not in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting the real property leased by Seller for the benefit of the Healthcare Communications Business where such violation or noncompliance would have a Material Adverse Effect. There is no condemnation or, to the Knowledge of Seller, threatened condemnation affecting the real property leased by Seller. Seller has delivered or will deliver to Buyer prior to the Closing complete and correct copies of the Real Property Leases listed in Schedule 3.19 hereto. Seller does not own any real property.

         3.20 Material Contracts.



                  (a) Schedule 3.20 attached hereto lists all of the Material Contracts (as hereinafter defined) to which Seller is a party and that relate to the Healthcare Communications Business. Seller has furnished to Buyer true and correct copies of all Material Contracts. As used in this Section 3.20, "Material Contracts" means:

                           (i) all leases or other agreements under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of the Healthcare Communications Business and which entails annual payments, in the case of any such lease or agreement, in excess of $50,000;

                           (ii) all contracts and agreements to which Seller is a party relating to the Healthcare Communications Business and which are:

                                    (A) outstanding contracts with the officers,
                           employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of Seller relating to the Healthcare Communications

                           Business other than contracts which by their terms are cancelable by Seller with notice of not more than 30 days (except as required by any state laws) and without cancellation penalties or severance payments, in the case of any such contract, in excess of $50,000,



                                    (B) collective bargaining agreements of
                           Seller which relate to the Healthcare Communications Business, or

                                    (C) pension, profit-sharing, bonus,
                           severance, retirement, stock option or employee benefit plans or other similar plans or arrangements of Seller relating to the Healthcare Communications Business;

                           (iii) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guarantees relating to the Healthcare Communications Business in excess of $50,000;

                           (iv) all customer contracts relating to the Healthcare Communications Business which could be reasonably expected to result in a loss to Seller in excess of $50,000; and

                           (v) all uncompleted customer contracts relating to the Healthcare Communications Business and not priced in a manner consistent with Seller's past practices.

                  (b) The Material Contracts are legal, valid and binding obligations of the Healthcare Communications Business enforceable (except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally) against Seller; have been negotiated in good faith on an "arms length" transaction basis; are, to the Knowledge of Seller, enforceable against the other parties in accordance with their respective terms; are fully assignable without the consent of any third party except as listed on Schedule 3.4(a); and, Seller has no Knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under the Material Contracts, and has not received or given notice of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance or payment of any obligations under the Material Contracts. Except as set forth on
Schedule 3.4(a) hereto, all obligations or services required to be performed under the Material Contracts may be performed by Buyer without any further consents or assignments. Seller has not made any prior assignment of any Material Contract or any of its respective rights or obligations thereunder.

         3.21 Product Liability and Recalls.



                  (a) There is no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the Knowledge of Seller, threatened, against or involving the Healthcare Communications Business relating to any product alleged to have been designed, manufactured or sold by the Healthcare Communications Business and alleged to have been defective or improperly designed or manufactured.

                  (b) Except as set forth in Schedule 3.21 hereto, there is no pending, or to the Knowledge of Seller, threatened recall or investigation of any product sold by Seller in connection with the Healthcare Communications Business.

         3.22 Customers and Suppliers.



         Schedule 3.22 attached hereto contains a list setting forth the 10 largest customers of the Healthcare Communications Business, by dollar amount, over the 12 months ended June 30, 2000, and the 10 largest suppliers of the Healthcare Communications Business, by dollar amount, over the 12 months ended June 30, 2000. All purchase and sale orders and other commitments for purchases and sales made by Seller in connection with the Healthcare Communications Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or customers or any of their respective representatives other than payments to such suppliers for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business.

         3.23 Undisclosed Liabilities.



         Seller has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, which are material to the Healthcare Communications Business taken as a whole, except (i) to the extent reflected or reserved for on the Contract Net Asset Statement, (ii) liabilities or obligations disclosed in
Schedule 3.23 attached hereto and in the other Schedules hereto, or (iii) liabilities or obligations disclosed in this Agreement.

         3.24 Restrictions on Business Activities.



         Except for this Agreement, to the Knowledge of Seller, there is no agreement, judgment, injunction, order or decree binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Seller, acquisition of property by Seller, or the conduct of the Healthcare Communications Business by Seller as currently conducted.

         3.25 Accounts Receivable.



         The Accounts are valid and existing receivables which arose in the ordinary course of business and are collectible net of the respective reserves shown on the Interim Financial Statements or on the accounting records of Seller as of the Closing Date.

         3.26 Ordinary Course of Business.



         Except as disclosed on Schedule 3.26 or otherwise disclosed to Buyer herein, Seller has operated the Healthcare Communications Business in the ordinary course since May 31, 2000 (except as the prosecution of a sale of the Healthcare Communications Business may have altered Seller's operations).

         3.27 Disclaimers of Seller.



         Notwithstanding anything contained in this Article III or any other provision of this Agreement, it is the explicit understanding of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, including but not limited to, and Seller expressly disclaims liability under, any implied warranty of merchantability or fitness for a particular purpose, beyond representations or warranties expressly given in this Agreement, and it is understood that Buyer takes the Healthcare Communications Business as is and where is with all faults or defects. It is understood that any cost estimates, forecasts, projections or other predictions contained or referred to in the Schedules hereto or in any other materials that have been or shall hereafter be provided to Buyer or any of its affiliates, agents or representatives (including without limitation the confidential descriptive memorandum prepared by Wasserstein Perella & Co., Inc. and any presentation by management of Seller) are not and shall not be deemed to be representations or warranties of Seller or any of its Affiliates, agents, employees or representatives.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER



         Buyer hereby represents and warrants to Seller that:

         4.1 Organization.



         Grinnell is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and ADT is a corporation duly organized, validly existing and in good standing under the laws of Switzerland, and each has full corporate power and authority to enter into and perform its obligations hereunder.

         4.2 Authorization; Enforceability.



         The execution, delivery and performance by Buyer of this Agreement and of all of the documents and instruments contemplated hereby to which Buyer is a party are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         4.3 No Conflict or Violation; Required Consents.



         The execution, delivery and performance of this Agreement by Buyer does not and will not violate or conflict with any provision of the Articles of Incorporation or By-Laws of Buyer, any Law, judgment, order or decree binding on Buyer or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to Buyer.

         Except as set forth on Schedule 4.3 hereto and except for any filing requirement necessary under the Securities Exchange Act of 1934, as amended, no consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the consummation of the transactions contemplated in this Agreement.

         4.4 No Litigation.



         There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Buyer, proposed or threatened against Buyer relating to this Agreement or the transactions contemplated hereby.

         4.5 Fees and Expenses of Brokers and Others.



         Buyer is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

         4.6 Financing.



         Buyer has sufficient funds available necessary to consummate the acquisition by Buyer of the Purchased Assets in accordance with the terms of this Agreement.

                                    ARTICLE V
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS



         5.1 Publicity.



         Neither party shall at any time during the consummation of the transactions contemplated hereby or thereafter, make any public disclosure of the terms and conditions of any transaction or the fact that discussions for an acquisition are taking place, except to the extent that such disclosure is required by law or the rules and regulations of the Securities and Exchange

Commission and of the Nasdaq Stock Market or has been otherwise agreed to in writing by the other party. In any event, the parties will work together to ensure that any disclosure is accurate and in the best interests of both parties.

         5.2 Employees.



                  (a) Buyer agrees to offer employment commencing as of the Closing Date to each active Employee of the Healthcare Communications Business listed on Schedule 1.26 at substantially the same, in the aggregate, salary or hourly wages and benefits and at the same geographic location as in effect for such Employee immediately prior to the Effective Time. Those employees who accept the offered employment with Buyer (the "Transferred Employees") and all other Employees of the Healthcare Communications Business immediately prior to the Effective Time (the "Severed Employees") shall terminate their employment with Seller as of the Effective Time. Buyer shall assume all of Seller's rights and obligations under all employment agreements in effect immediately prior to the Effective Time for the Employees. Buyer shall not be obligated to assume any Employee Benefit Plans of Seller, but shall assume Seller's obligations under those Employee Benefit Plans to the extent specifically provided in this Section 5.2.

                  (b) With respect to any Transferred Employee terminated by Buyer and any Severed Employee, Buyer and Seller agree that Buyer will be financially responsible to the Seller for the entire cost of the severance benefits due to such Employee under Seller's severance plans for Employees or agreements with such Employees that are listed on Schedule 1.16, as in effect immediately prior to the Effective Time.

                  (c) With respect to any Transferred Employee, Buyer shall be solely responsible for determining whether to terminate the employment of such Transferred Employee or offer employment in another capacity. As to any such Transferred Employee terminated by Buyer after the Effective Time, Buyer shall be solely responsible for satisfying any requirement to provide notice of termination under any Law, any requirement to provide benefits or coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), any Employee Benefit Plan or program and any requirement with respect to unemployment compensation benefits. In addition, as to any such Transferred Employee, Buyer shall be solely responsible for any liability resulting from any termination and for defending against any claim that any such termination was wrongful or in violation of any Law.

                  (d) With respect to any Severed Employee, Buyer shall indemnify and hold Seller harmless against any liability resulting from any termination and for defending against any claim that any such termination was wrongful or in violation of any Law. As to any Severed Employee, Buyer shall agree to assume any obligation of Seller to offer health care continuation coverage under COBRA, to such employees, and shall indemnify and hold Seller harmless against any liability relating to such health care continuation coverage obligations. As to any Severed Employee, Buyer shall assume any requirement on Seller's part to provide benefits or coverage continuation under any Employee Benefit Plan and any requirement with respect to unemployment compensation benefits, which requirements arise or relate to a period of time on or after the Closing Date, and shall indemnify and hold Seller harmless against any such liability.

         5.3 WARN Act.



         Buyer acknowledges and warrants to Seller that Buyer's actions in connection with the transactions contemplated by this Agreement will not result in a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN Act"), and Buyer shall indemnify Seller against any expense incurred by Seller, including reasonable attorneys' fees, if applicable, in connection with the application of the WARN Act to Seller as a result of the transactions contemplated by this Agreement; provided that, prior to the Closing Date, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," "department" or "service" within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Healthcare Communications Business. Seller represents that the Healthcare Communications Business has not had, and will not have, any such closures or shutdowns within the period of ninety (90) days prior to the Closing Date.

         5.4 Benefit Obligations.



                  (a) Buyer and Seller agree that, except as specifically set forth in this Agreement, Seller shall be solely responsible for all liabilities or obligations of any kind with respect to the employment by Seller of the Employees arising prior to the Effective Time, including, but not limited to, any claims by any Employees related to their employment by Seller or to the termination of their employment by Seller prior to the Effective Time. Without limiting the generality of the foregoing sentence, Seller shall be solely responsible for the following matters related to Seller's employment of the Employees and the termination of such employment prior to (but not as of or after) the Effective Time: (i) any required compliance with COBRA; and (ii) all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or Employee Benefit Plans, any grievances, arbitrations or unfair labor practice charges and relating to compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits).

                  (b) Buyer and Seller further agree that, except as specifically set forth in this Agreement, Buyer shall be solely responsible for all liabilities or obligations of any kind with respect to the Transferred Employees and the Severed Employees arising as of or after the Effective Time, including, but not limited, to any claims by any Employees related to their employment by Seller or to the termination of their employment by Seller as of the Effective Time, or by Buyer after the Effective Time. Without limiting the generality of the foregoing sentence, Buyer shall be solely responsible for the following matters related to the Transferred Employees' or Severed Employees' employment and the termination of such employment as of or after the Effective
Time: (i) any required compliance with COBRA; and (ii) all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or Employee Benefit Plans, any grievances, arbitrations or unfair labor practice charges and relating to compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits).

                  (c) Buyer shall assume liability as of the Closing Date for the accrued vacation entitlement and sick pay entitlement of each Transferred Employee and shall pay each such Employee's wages or salary during their vacation or sick pay when taken.

                  (d) For all Transferred Employees, Buyer shall grant past service credit for eligibility to participate and vesting (but not for benefit accrual) under Buyer's qualified retirement plan(s) in which its or its affiliates' similarly situated employees are eligible to participate for all service with Seller or any of its Affiliates and shall permit entry into such plan(s) within thirty days after Closing (to the extent the eligibility requirements therefor are then satisfied).

                  (e) If Buyer maintains a Code Section 401(k) Plan, Buyer shall permit Transferred Employees to roll over into Buyer's Code Section 401(k) plan any accrued benefit which is an eligible rollover distribution as to such employees from any Employee Benefit Plan of Seller or any of its Affiliates ("Transferor Plan"), provided that the Transferor Plan is tax exempt under
Section 401(a) of the Code.

                  (f) For all Transferred Employees, Buyer shall grant past service credit for eligibility to participate under Buyer's welfare plans and seniority credit for Buyer's leave programs in which its or its affiliates' similarly situated employees are eligible to participate for all service since last day of hire with Seller or any of its Affiliates, shall waive any preexisting condition limitations or restrictions, evidence or requirement of insurability and any actively at work requirement for coverage (to the extent not applicable under the Employee Benefit Plans in which such Transferred Employees participate immediately prior to Closing) and shall permit entry into such plans and programs immediately after Closing (to the extent the eligibility requirements therefor are then satisfied).

         5.5 Bulk Transfers Laws.



         Buyer hereby waives compliance by Seller with the provisions of any applicable bulk transfers laws of any U.S. jurisdiction (including any similar laws relating to any Taxes). Seller shall promptly pay and discharge when due, or contest or litigate all claims of creditors that are asserted against Buyer by reason of Seller's non-compliance with such laws and agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Seller's failure to pay and discharge any such claims (or Taxes) provided that the foregoing shall not affect in any way Buyer's obligations with respect to the Assumed Liabilities.

         5.6 Third Party Consents.



         Seller shall, with the cooperation of Buyer, obtain as soon as practicable after the Closing any and all consents necessary for the valid and binding assignment of the Contracts to Buyer. All such consents will be in writing and in form and substance reasonably satisfactory to Buyer.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER



         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         6.1 Compliance With Law.



         The Permits shall have been obtained so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable Laws.

         6.2 Accuracy of Representations and Warranties.



         The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such time, excepting those representations and warranties expressly made as of a particular date.

         6.3 Proceedings and Instruments Satisfactory.



         All proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

         6.4 No Litigation.



         There shall not have been entered any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction that prevents consummation of this Agreement.

         6.5 Seller's Performance.



         All material obligations of Seller to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with in all material respects on or before the Closing Date.

         6.6 Deliveries at Closing.



         Seller shall have delivered, or caused to have been delivered, to Buyer the following documents, each properly executed and dated as of the Closing Date and satisfactory in form and substance to Buyer:

                  (a)      the Bill of Sale;

                  (b)      the Assignment and Assumption Agreement; and

                  (c)      the License Agreement.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER


         Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1 Compliance with Law.

         There shall have been obtained any and all permits, approvals and consents of any governmental body or agency that may be necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable Laws.

         7.2 Accuracy of Representations and Warranties.



         The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such time.

         7.3 Proceedings and Instruments Satisfactory.



         All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents that Seller may reasonably request in connection with the transactions contemplated by this Agreement.

         7.4 No Litigation.



         There shall not have been entered any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction that prevents consummation of this Agreement.

         7.5 Buyer's Performance.



         All material obligations of Buyer to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with on or before the Closing Date.

         7.6 Deliveries at Closing.



         In addition to the payment of the Purchase Price, Buyer shall have delivered, or caused to have been delivered, to Seller the following documents, each properly executed and dated as of the Closing Date and satisfactory in form and substance to Seller:

                  (a)      the Assignment and Assumption Agreement; and

                  (b)      the License Agreement

                                  ARTICLE VIII
                  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING



         8.1 Seller's Indemnity.



                  (a) Upon closing of the transactions contemplated herein, Seller hereby agrees to indemnify and hold Buyer, its Affiliates, successors and assigns and their respective representatives ("Buyer's Indemnitees") harmless from and against, and agrees to defend promptly Buyer's Indemnitees from and reimburse Buyer's Indemnitees for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, (collectively, the "Losses"), that Buyer's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement or any instrument or document executed by Seller in connection with or as a result of this Agreement; (ii) the Retained

Liabilities; (iii) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Seller under this Agreement; or (iv) any noncompliance by Seller with bulk sales laws or similar laws which may be applicable to the sale or transfer of the Purchased Assets (hereinafter referred to collectively as "Claims"); provided, however, that Buyer's Indemnitees shall have the right to be indemnified, held harmless from, defended or reimbursed under Section 8.1(a) hereof only if such Claims have actually been incurred and asserted on or before one year after the Closing Date, except the time limitation with respect to the representations set forth in Section 3.7 and 3.9 shall be 30 days after expiration of the applicable statute of limitations with respect to the tax or environmental matters giving rise to a claim thereunder.

                  (b) In the event a claim against Buyer's Indemnitees arises that is covered by the indemnity provisions of Section 8.1(a) hereof, notice shall be given promptly by Buyer to Seller. Seller shall have the right to contest and defend by all appropriate legal proceedings any third-party claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all third-party claims at the sole cost and expense of Seller, as the case may be; provided, however, that Seller may not effect any settlement that could result in any cost, expense or liability to Buyer's Indemnitees unless Buyer consents in writing to such settlement, which consent shall not be unreasonably withheld. Any of Buyer's Indemnitees may select and engage counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of the party selecting and engaging such counsel. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant Books and Records in their possession.

         8.2 Buyer's Indemnity.



                  (a) Upon closing of the transactions contemplated herein, Buyer hereby agrees to indemnify and hold Seller and its Affiliates, successors and assigns and their respective representatives (collectively, "Seller's Indemnitees") harmless from and against, and agree to defend promptly Seller's Indemnitees from and reimburse Seller's Indemnitees for, any and all Losses that Seller's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in or pursuant to this Agreement or any instrument or document executed by Buyer in connection with or as a result of this Agreement; (ii) the Assumed Liabilities; (iii) any claims relating to Seller's collective bargaining agreements listed on Schedule 3.13(c) arising out of the transactions contemplated hereby or in connection with Buyer's failure to assume any collective bargaining agreement listed on Schedule 3.13(c) on or after the Closing Date, including without limitation any severance obligations under those agreements and any litigation, arbitration or other proceedings instituted by the union or union employees in connection with or as a result of this Agreement or the transactions contemplated hereby; (iv) any claims relating to Buyer's failure to recognize and bargain with any Seller union; (v) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Seller under this Agreement and (vi) claims by third parties against Seller relating to the operation and ownership by Buyer of the Purchased Assets, the performance by Buyer under the Contracts and the Assumed Leases and the conduct of the Buyer in connection with the Healthcare Communications Business from and after the Closing Date, other than with respect to the Retained Liabilities; provided, however, that, Seller's Indemnitees shall have no right to be indemnified, held harmless from, defended or reimbursed under Section 8.2(a) hereof unless such Claims have actually been incurred and asserted on or before one year after the Closing Date.

                  (b) In the event a claim against Seller's Indemnitees arises that is covered by the indemnity provisions of Section 8.2(a) hereof, notice shall be given promptly by Seller to Buyer. Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Seller's Indemnitees unless Seller consents in writing to such settlement, which consent shall not unreasonably be withheld. In the event Seller unreasonably withholds its consent to a bona fide offer of settlement, Seller may continue to pursue the defense of such matter solely at Seller's cost, and Buyer shall have no further obligation to defend or indemnify Seller with respect to such matter. Any of Seller's Indemnitees may select and engage counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of the party selecting and engaging such counsel. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant Books and Records in their possession.

         8.3 Limitations on Indemnification.



         Seller shall not have any obligation to indemnify Buyer's Indemnitees in respect of Losses incurred pursuant to Section 8.1(a), and Buyer shall not have any obligation to indemnify Seller's Indemnitees in respect of Losses incurred pursuant to Section 8.2(a), in either case unless and until the aggregate amount of such Losses exceeds $70,000 (the "Basket"), and then only to the extent such claim or claims in the aggregate exceed $70,000; provided, however, that the maximum amount recoverable by either party and its Affiliates in respect of such Losses shall not exceed $5,000,000 (the "Indemnity Cap"), and provided, further, that the Basket and the Indemnity Cap shall not apply to Losses in connection with (i) Section 8.2(a)(iii), (ii) breaches of Section 3.7 or Section 3.9 or
(iii) a decline in the Final Net Assets attributable to a breach of Section 3.26 hereof. In addition, neither Buyer's Indemnitees nor Seller's Indemnitees shall have the right to be indemnified under this Article VIII for Claims in connection with Losses reflected on the Final Net Asset Statement for which there is a right to an adjustment of the Holdback Amount under Section 2.4 hereof (or for which there would be a right to an adjustment thereunder if total adjustments were not limited to the Holdback Amount).

         8.4 Indemnity Amounts to be Computed on After-Tax Basis.



         The amount of any indemnification payable under any of the provisions of this Article VIII shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 6%) of any such income tax benefit to be realized by the indemnified party by reason of the facts and circumstances giving rise to the indemnification; (ii) increased by the amount of any federal or state income tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)); and (iii) reduced by any insurance recoveries offsetting the amount of the loss. For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

         8.5 Litigation Support.



         In the event and for so long as Buyer or Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) the Healthcare

Communications Business, the other parties will cooperate with it and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

         8.6 Post-Closing Cooperation.



         Following the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute and deliver any document, instrument or conveyance of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby.

         8.7 Taxes.



         To the extent relevant to the Purchased Assets and the Healthcare Communications Business, the parties hereto agree that until December 31, 2005:
(i) Seller shall provide Buyer and Buyer shall provide Seller with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes; (ii) Seller shall retain and provide Buyer and Buyer shall retain and provide Seller with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit examination or other tax proceeding; and (iii) Seller and Buyer, as appropriate, shall retain all relevant documents, including prior years' Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns and shall not destroy or otherwise dispose of any such records without at least 30 days prior written notice to Buyer or Seller, as appropriate.

         8.8 Books and Records; Personnel.

         For a period of five years from the Closing Date:

                  (a) Buyer shall not dispose of or destroy any of the Books and Records without first offering to turn over possession thereof to Seller by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction.

                  (b) Buyer shall allow Seller and its agents access to all Books and Records upon five business days' advance written notice during normal working hours at Buyer's principal place of Healthcare Communications Business or at any location where any Books and Records are stored, and Seller shall have the right, at its own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's Healthcare Communications Business.

                  (c) Buyer shall make available to Seller upon written request
(i) copies of any Books and Records, (ii) Buyer's personnel to assist Seller in locating and obtaining any Books and Records, and (iii) any of Buyer's personnel whose assistance or participation is reasonably required by Seller or any of its affiliates in anticipation of, or preparation for, existing or future litigation, Tax Returns or other matters in which Seller or any of its affiliates is involved. Seller shall reimburse Buyer for the reasonable salary and out-of-pocket expenses incurred in performing the covenants contained in this Section 8.7.

                  (d) Seller will (i) provide Buyer reasonable access to the Books and Records for the period prior to January 1, 1997 upon five business days' advance written notice during normal working hours at Seller's principal place of business or at any location where any such Books and Records are stored; provided, however, that any such access shall be had or done in such a manner so as not to interfere with the normal conduct of Seller's business and
(ii) at least

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

30 days prior to the destruction of any Books and Records relating to the Healthcare Communication Business, offer such Books and Records by written notice to Buyer. Buyer shall reimburse Seller for the reasonable salary and out-of-pocket expenses incurred in performing the services for Buyer described in this Section 8.8.

         8.9 Covenant Not to Compete.



         (a) Seller agrees that, as part of the consideration for the payment by Buyer of the Purchase Price, for a period of five (5) years immediately following the Closing Date, neither Seller nor any of its divisions or subsidiaries will, directly or indirectly, operate, perform, have any interest in or otherwise be engaged in or concerned with a business which develops, manufactures, prepares, sells, installs or distributes products or performs services in competition with the Healthcare Communications Business; provided, however, that nothing in this Section 8.9 shall prevent Seller from engaging in development, manufacture, preparation, sale, installation or distribution with respect to the INFOSTAR/ILS Products or other businesses relating to the Excluded Intangibles. For these purposes, ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 10% of any class of such securities shall not be considered to be competition with Buyer.

         (b) Further, Seller agrees that for a period of five (5) years following the Closing Date neither Seller nor any of its related or affiliated entities will induce any of Seller's employees hired by Buyer on the Closing Date to terminate his or her relationship with Buyer and to work in a business that competes with the Healthcare Communications Business.

         (c) Seller acknowledges that the restrictions on its activities under Sections 8.9(a) and (b) hereof are necessary for the reasonable protection of Buyer and constitute a material

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

inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of any of such obligations and agreements will result in irreparable harm and continuing damage to Buyer for which there will be no adequate remedy at law and further agrees that in the event of any breach of said obligations and agreements, Buyer and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances.

                                   ARTICLE IX
                             [INTENTIONALLY DELETED]



                                    ARTICLE X
                                  MISCELLANEOUS



         10.1 Entire Agreement; Amendment.



         This Agreement and the documents to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto contained in this Agreement and the documents delivered pursuant hereto shall constitute all representations and warranties of each party hereto and shall be deemed to be material and to have been relied upon by the other party notwithstanding any investigation heretofore or hereafter made by the other party.

         10.2 Expenses.



         Each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants, agents, representatives and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         10.3 Governing Law; Consent to Jurisdiction.



         This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia, without regard to the conflict of law principles or rules thereof. Each of the parties hereto, in respect of itself and its properties, agrees to be subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of any United States federal or Virginia state court sitting in Richmond, Virginia, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in
Section 10.5 hereof. Nothing in this Section 10.3, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by Law or in equity.

         10.4 Assignment.

         This Agreement and each party's respective rights hereunder may not be assigned by either party without the prior written consent of the other party. All agreements entered into pursuant to this Agreement shall be assignable in accordance with their respective terms. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement in whole or in part to any Affiliate that is an entity under common control with Buyer without the consent of Seller.

         10.5 Notices.



         All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when received (a) personally or by messenger, (b) by overnight delivery service to an officer of the other party, or (c) by United States mail, certified or registered mail, postage prepaid, return receipt requested, in all cases addressed to the Person for whom it is intended at his address set forth below, unless and until either of such parties notifies the other in writing of a change of address:

         If to Seller:     eLOT, Inc.

                           301 Merritt 7 Corporate Park

                           Norwalk, Connecticut  06851

                           Attention: Barbara C. Anderson, Senior Vice President

                           Telecopy No.:  (203) 882-6607


                           With a copy to:


                           Hunton & Williams

                           Riverfront Plaza, East Tower

                           951 East Byrd Street

                           Richmond, Virginia  23219-4074

                           Attention:  Thurston R. Moore, Esquire

                           Telecopy No.:  (804) 788-8218


         If to Buyer:      Grinnell Corporation

                           7604 Kempwood Drive

                           Houston, Texas  77055

                           Attention:  Stan Klakulak, US Assistant Controller

                           Telecopy No.:  (713) 682-5387



                           With a copy to:


                           Grinnell Corporation

                           One Tyco Park

                           Exeter, New Hampshire  03833

                           Telecopy No.:  (603) 778-7700


         10.6 Counterparts; Headings.



         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         10.7 Severability.



         If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         10.8 No Reliance.



         No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Seller contained in this Agreement.

         10.9 Interpretation.



         Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

         10.10 Specific Performance.



         Buyer and Seller hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         10.11 Further Assurances.



         Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary to transfer and convey the Purchased Assets to Buyer, on the terms herein contained, and to consummate the transactions herein contained to effectuate the provisions and purposes hereof.

         10.12 Waiver of Jury Trial.



         SELLER AND BUYER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each party has caused this Purchase Agreement to be duly executed in its name by its duly authorized officer as of the day and year first above written.

SELLER:                       eLOT, Inc.





                                   Name:  Barbara C. Anderson
                                   Title: Senior Vice President, Law and
                                          Administration



BUYER:                        GRINNELL CORPORATION





                              By:  __________________________________________
                                   Name:  Jeffrey D. Mattfolk
                                   Title: Vice President


                              ADT SERVICES AG





                              By:  __________________________________________
                                   Name:  Werner Steiner
                                   Title: President






                        [Exhibits and Schedules Omitted]



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